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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 2003 relating to the financial statements, which appears in the 2002 Annual Report to Shareholders of Kellogg Company, which is incorporated by reference in Kellogg Company's Annual Report on Form 10-K for the year ended December 28, 2002. We also consent to the incorporation by reference of our report dated January 29, 2003 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 13, 2003 relating to the financial statements, which appears in the Annual Report of Kellogg Company Salaried Savings and Investment Plan on Form 11-K for the year ended December 31, 2002.



/s/ PricewaterhouseCoopers LLP

Battle Creek, Michigan
September 29, 2003